UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
July 27, 2005

LSI LOGIC CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-10317	94-2712976

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
1621 Barber Lane
Milpitas, California 95035
(Address of principal executive offices, including zip code)
(408) 433-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition
On July 27, 2005, LSI Logic Corporation (referred to here as “LSI Logic” or the “Company”) issued a news release regarding its financial results for the fiscal quarter ended July 3, 2005. A copy of the news release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.
Use of Non-GAAP Financial Information
LSI Logic has referenced non-GAAP financial information in the news release. LSI Logic management believes that the results of operations excluding special items presented herein for the three-and six-month periods ended July 3, 2005 and July 4, 2004, and the three-month period ended April 3, 2005 provide useful information to investors regarding results of operations, as they exclude charges, expenses, gains, and losses that are not directly related to the ongoing business results and/or stem from purchase business combinations. These business results are used by management for evaluating historical performance in addition to being used for the Company’s forecasting and planning for future periods. Restructuring of operations, acquisition-related amortization including intangibles and non-cash deferred stock compensation and other special items are examples of charges that are not directly related to the Company’s ongoing business and/or stem from purchase business combinations. For a complete reconciliation of special items excluded from our results of operations for the three-and six-month periods ended July 3, 2005 and July 4, 2004, and the three-month period ended April 3, 2005, refer to the tables furnished in the news release attached as Exhibit 99.1.
Results of operations excluding special items for the periods presented are provided for illustrative purposes only and should be read in conjunction with the comparable information presented in accordance with generally accepted accounting principles in the United States and the Company’s most recent annual report on Form 10-K for the twelve months ended December 31, 2004.
Item 8.01 Other Events
The Company reported revenues of $481 million in the second quarter of 2005, a seven percent sequential increase compared to the revenues of $450 million reported in the first quarter of 2005 and a seven percent increase compared to the $448 million reported in the second quarter of 2004.
Second quarter net income was $25 million or six cents per diluted share. The second quarter 2005 results compare to first quarter 2005 net income of $5 million or one cent per diluted share. Second quarter 2004 net income was $7 million or two cents per diluted share.
The company generated $60 million in cash from operations, reduced its convertible debt by $150 million and ended the second quarter of 2005 with $782 million in cash and short-term investments.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description
99.1	LSI Logic Corporation News Release issued July 27, 2005*

*	Furnished, not filed

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI LOGIC CORPORATION, a Delaware corporation
By:	/s/ David G. Pursel
David G. Pursel
Vice President, General Counsel & Corporate Secretary

Date: July 27, 2005

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EXHIBIT INDEX

Exhibit No.	Description
99.1	LSI Logic Corporation News Release issued July 27, 2005*

* Furnished, not filed